UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2022

SJW Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-8966	77-0066628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street
San Jose, California 95110
(Address of principal executive offices, including zip code)

(408) 279-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SJW	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 2, 2022, SJW Group (the “Company”), San Jose Water Company, a wholly-owned subsidiary of the Company (“SJWC”), SJWTX, Inc., a wholly-owned subsidiary of the Company (“SJWTX”), and Connecticut Water Services Inc., an indirect wholly-owned subsidiary of the Company (“CTWS”), entered into a $300,000,000 credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent (“JP Morgan”), Wells Fargo Bank, National Association, as Documentation Agent, and a syndicate of banks. Proceeds of borrowings under the Credit Agreement will be used only for refinancing existing debt, working capital, and general corporate purposes. The Credit Agreement has a maturity date of August 2, 2027.

Under the terms of the Credit Agreement, each of the Company, SJWC, SJWTX, and CTWS is a Borrower with several and not joint liability. Each Borrower has an initial borrowing entitlement, or sublimit, which can be periodically adjusted from time to time as set forth in the Credit Agreement. The initial sublimit of each Borrower is as follows:

Borrower	Initial Sublimit
The Company	$50,000,000
SJWC	$140,000,000
CTWS	$90,000,000
SJWTX	$20,000,000

Borrowings under the Credit Agreement bear interest at either the Alternative Base Rate (as defined in the Credit Agreement and hereinafter referred to as “ABR”) or the Adjusted Term SOFR Rate (as defined in the Credit Agreement and hereinafter referred to as “SOFR”). ABR borrowings (which are borrowings bearing interest at a rate determined by reference to ABR) will bear interest at a rate per annum equal to ABR plus the applicable rate. SOFR borrowings (which are borrowings bearing interest at a rate determined by reference to SOFR) will bear interest at a rate per annum equal to SOFR plus the applicable rate. The applicable rate and pricing is variable depending on ratings of the Borrower.

The Credit Agreement contains customary representations, warranties and events of default, as well as certain restrictive covenants customary for facilities of this type, including restrictions on indebtedness, liens, asset sales, and fundamental changes. The Credit Agreement also includes a financial covenant that requires each of the Borrowers to maintain its funded debt to capitalization ratio at or below 70%.

This Credit Agreement replaces the existing $140,000,000 credit agreement, dated April 23, 2021, between SJWC and JP Morgan (the “Existing SJWC Credit Agreement”) and the existing $5,000,000 credit agreement, dated April 23, 2021, between SJWTX and JP Morgan, with the Company as guarantor, both of which were terminated upon entering into the Credit Agreement and set to mature on December 31, 2023. In addition, on August 2, 2022, CTWS and Citizens Bank, National Association, entered into a fourth modification (the “Fourth Amendment”) to the amended and restated revolving credit facility, dated December 18, 2019, as amended by the First Modification, dated September 4, 2019, the Second Modification, dated December 9, 2019, and the Third Modification, dated July 19, 2019, pursuant to which the credit commitment was reduced from $75,000,000 to $10,000,000.

The foregoing description of the Credit Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Existing SJWC Credit Agreement is incorporated by reference in this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see disclosure set forth under Item 1.01 hereto, which is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement, dated August 2, 2022, by and among the Company, San Jose Water Company, SJWTX, Inc., Connecticut Water Service Inc., JPMorgan Chase Bank, N.A., and Wells Fargo Bank, National Association

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJW GROUP

Date: August 5, 2022	/s/ James P. Lynch
James P. Lynch, Chief Accounting Officer